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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            NEW CAPITAL iWORKS, INC.

                                    ARTICLE I
                               Name of Corporation

         The name of this corporation is New Capital iWorks, Inc.

                                   ARTICLE II
                           Registered Office and Agent

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                                   ARTICLE III
                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            Authorized Capital Stock

         This Corporation is authorized to issue 2,000,000 shares of Common Stock and each share shall have a par value of $.001.

                                    ARTICLE V
                                  Incorporator

         The incorporator is Candace Beaver, 360 N. Sepulveda Blvd., #3050, El Segundo, California 90245

                                   ARTICLE VI
                        Limitation of Director Liability

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VII
                               Perpetual Existence

         The corporation is to have perpetual existence.


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                                  ARTICLE VIII
                              Stockholder Meetings

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                   ARTICLE IX
                                     Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation, subject to any limitations expressed in such bylaws.

                                    ARTICLE X
                    Amendment of Certificate of Incorporation

         The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate declaring and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand.

Dated:  October 26, 1999

                                                    /s/  Candace Beaver
                                                    ----------------------------
                                                    Candace Beaver, Incorporator


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                                STATE OF DELAWARE
                            CERTIFICATE OF AMDNEDMENT
                         OF CERTIFICATE OF INCORPORATION

New Capital iWorks, Inc.
--------------------------------------------------------------------------------

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of New Capital iWorks, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

"The amount of the total authorized capital stock of this corporation is twenty thousand dollars ($20,000) divided into 20,000,000 shares of $.001 each."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under of by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Candace Beaver, an Authorized Officer, this 9th day of December, 1999

                                   By:      /s/  Candace Beaver
                                            ------------------------------------
                                            Authorized Officer

                                   Name:       Candace Beaver
                                   Title:      Secretary/Chief Financial Officer